Exhibit 10.1

                        SETTLEMENT AGREEMENT AND RELEASE

     This Settlement Agreement and Release ("Agreement") is effective as of the 31st day of August, 2005, by and between WilTel Communications, LLC ("WilTel"), a Delaware limited liability company (f/k/a Williams Communications, LLC), and Interland, Inc. ("Interland"), a Minnesota corporation and successor-in-interest to Hostcentric, Inc. ("Hostcentric").

                                    RECITALS

     WHEREAS the Parties, by and through their predecessor companies, entered into a Network Services Agreement ("NSA") dated June 30, 2000, as amended November 1, 2002, May 1, 2002, May 31, 2002 and May 14, 2003, wherein WilTel would provide certain telecommunications services to Hostcentric; and

     WHEREAS the NSA provided that Hostcentric could terminate the NSA at any time upon ninety days written notice to WilTel and payment of an Agreement Termination Fee "equal to the net present value (discounted at the annual rate of nine percent (9%)) of the difference between: (X) one-half of Hostcentric's remaining aggregate Minimum Commitment as of the termination date, (Y) less the aggregate amount by which each payment for Applicable Services (including any Deficiency Amounts paid) has exceeded the total of monthly Minimum Commitments accrued as of the termination date;" and

     WHEREAS Interland sold its dedicated hosting assets to Peer 1 Network, Inc. ("Peer 1"), a Canadian corporation, and, as a result of such transaction, desires to terminate the NSA and pay the Agreement Termination Fee; and

     WHEREAS the Parties have disagreed on the method to be used to calculate the Agreement Termination Fee, and now desire to settle that disagreement;

     NOW, THEREFORE, in exchange for the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. NSA Termination. The parties hereby agree that the NSA shall be deemed terminated effective as of August 31, 2005.

     2.   Agreement  Termination  Fee.  Interland shall pay to WilTel a one-time
          Agreement Termination Fee of seven hundred fifty thousand dollars ($750,000.00). Said fee shall be due and payable immediately upon execution of this Agreement, by wire transfer to WilTel Communications, c/o Bank of Oklahoma, Tulsa, OK, Account Number:
          010649443, ABA Number: 103900036.

     3.   Transition  Period.  Notwithstanding  termination  of  the  NSA  under paragraph 1, pursuant to Section 3.5 of the NSA regarding the post-cancellation transition period WilTel shall continue to provide the services being provided to Interland, as of the effective date of this Agreement (the "Continuous Services") and Interland shall continue to pay for said services as outlined on Exhibit A attached hereto, on a month-to-month basis, under same terms and conditions as set forth in the NSA, as amended, and the applicable Schedules and Service Orders in effect as of the date of this Agreement, except that Interland may terminate the Continuous Services on a circuit-by-circuit basis and shall give WilTel thirty (30) days written notice of the date upon which it desires that each of the Continuous Services be terminated, which notice shall be given no earlier than December 8, 2005. Interland shall continue to pay the regular monthly recurring fee for each of the Continuous Services in the amounts as outlined on Exhibit A attached hereto (the total of which for the Continuous Services in effect as of the Agreement Effective Date is seventy two thousand one hundred dollars ($72,100.00)). In the event any of the Continuous Services are terminated after January 7, 2006 pursuant to this Section 3, the $72,100 cost will be reduced accordingly. WilTel agrees to use commercially reasonable efforts to work with Interland and Peer 1 in order to minimize disruption upon termination of WilTel services.

          Notwithstanding the foregoing, in the event that WilTel has not received notice of termination for all of the Continuous Services by April 1, 2006, WilTel may at any time thereafter terminate the Continuous Services upon thirty (30) days notice to Interland.

     4. Compromise and Denial of Liability. The parties agree that they are entering into this Agreement as a compromise to avoid the cost and expense of possible litigation. The Parties' performance of all obligations set forth in this Agreement shall finally settle and resolve all claims asserted or which could have been asserted by either of them in regard to the Agreement Termination Fee owed under the NSA. The payment, consideration and covenants herein provided are not be to construed as an admission of liability by any Party on the basis asserted by another Party, and any such alleged liability is expressly denied. Each party agrees to bear its own attorneys' fees, costs and expenses incurred in connection with this dispute.

     5. Release of Claims. Upon performance of the obligations set forth in paragraphs 1 through 3 of this Agreement, and in consideration of the promises and covenants contained herein, each Party, on behalf of itself and its predecessors, successors, parents, subsidiaries, affiliates, assigns, directors, officers, employees, agents and legal representatives, hereby fully and finally releases and forever


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

          discharges the other Party and its predecessors, successors, parents, subsidiaries, affiliates, assigns, directors, officers, employees, agents and legal representatives, from any and all claims, causes of action, liens, claims, suits, judgments, rights, damages, loss, costs, expenses or demands, whether known or unknown, asserted or unasserted, matured or unmatured, liquidated or unliquidated, at law or in equity ("Claims"), which the releasing Party has or at any time may have had as a result of, or in connection with the Agreement Termination Fee.

     6. Indemnification. The Parties each agree to save, defend, indemnify and hold harmless the other against any claims, causes of action, liens, claims, suits, judgments, rights, damages, loss, costs, expenses or demands (including attorney's fees) arising out of or in connection with any breach of a representation, covenant and/or warranty set forth herein.

     7. Confidentiality. The Parties agree that neither of them will disclose the terms of this Agreement or any matters pertaining to this settlement unless such disclosure is (i) lawfully required by a governmental agency or order of a court of competent jurisdiction;
          (ii) otherwise required to be disclosed by law; (iii) reasonably required to be made to accountants and/or financial consultants retained by the parties in the normal course of their business and operations; (iv) reasonably required to be made to the Internal Revenue Service or governing state tax authorities for tax purposes; or (v) necessary in any legal proceeding in order to enforce any provisions of this Agreement. The Parties agree that they will notify each other in writing within five (5) calendar days of the receipt of any subpoena, court order, or administrative order requiring disclosure of information subject to this non-disclosure provision. Notwithstanding the foregoing, WilTel acknowledges and consents to Interland's disclosure of this Agreement only to the extent Interland deems necessary to comply with U.S. securities laws and the rules of any applicable national exchange.

     8. Complete Agreement. This document contains the complete Agreement between the Parties with respect to its subject matter and supercedes any and all prior agreements, understanding, promises, warranties, and representations made by each Party to the other concerning the subject matter.

     9. Execution. This Agreement may be executed in identical counterparts, each of which shall constitute an original and all of which shall constitute one and the same Agreement. In addition, the parties understand, agree and stipulate that facsimile signatures shall be sufficient to bind the signing parties to their respective obligations hereunder, and the parties may rely on such facsimile signatures in carrying out their obligations. Original signatures shall thereafter be provided to the parties. The Parties agree to execute and exchange any such further documentation as may be reasonably required to give effect to the Agreement.



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

     10. Modification. This Agreement may be modified only by a written document signed by the Parties. No waiver of this Agreement or of any of the promises, obligations, terms, or conditions hereof shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.

     11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties thereto, their predecessors, successors, parents, subsidiaries, affiliates, assigns, agents, directors, officers, employees, and attorneys. Each of the signatories of this Agreement represents and warrants that he is authorized to execute this Agreement and to bind the Parties hereto.

     12. Severability. If any part or any provision of this Agreement shall be finally determined to be invalid or unenforceable under applicable law by a court of competent jurisdiction, that part or provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of said provision or the remaining provisions of this Agreement.

     13. Warranties. The Parties hereby warrant and represent that they have not assigned or in any way transferred or conveyed all or any portion of the claims covered by this Agreement, and to their knowledge, no other person or entity has a right to any claim that purports to be settled by this Agreement. The Parties acknowledge and agree that this warranty and representation is an essential and material term of this Agreement, without which they would not have entered into it. The Parties each agree to defend and to hold each other harmless against the claims of any other person or entity asserting a claim or right that purports to be settled by the Agreement.

     14. Voluntary Agreement. The Parties acknowledge that they have had the opportunity to consult with legal counsel of their choosing prior to entering into this Agreement, that they know and understand this Agreement's contents and their legal effect, and that they are executing this Agreement knowingly and voluntarily, free of undue influence, coercion or duress of any nature whatsoever.

     15. No Construction Against Drafter. The Parties cooperated in the drafting of this Agreement, and in the event that it is determined that any provision herein is ambiguous, that provision shall not be presumptively construed against either Party.



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

     16. Enforcement. In the event that a Party seeks to enforce the provisions of this Agreement, the prevailing Party shall recover its attorneys' fees and costs incurred therein.

     17. Governing Law. This Agreement shall be governed in all respects under the laws of the State of New York, regardless of its choice of law rules.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed on the date set forth beneath each Party's respective signature.


WILTEL COMMUNICATIONS, LLC                INTERLAND, INC.

/s/ M.F. deVerges                         /s/ Gonzalo Troncoso
---------------------------------         ----------------------------------
Signature of Authorized Representative    Signature of Authorized Representative

M.F. deVerges                             Gonzalo Troncoso
--------------------------------          ----------------------------------
Printed Name                              Printed Name

SVP & CFO                                 CFO
---------------------------------         ----------------------------------
Title                                     Title

12/8/05                                   12/8/05
---------------------------------         ----------------------------------
Date                                      Date


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


                                    EXHIBIT A
                               CONTINUOUS SERVICES


------------------------- ------------------------------------ ----------------------------------------------
     CIRCUIT NUMBER              LOCATION/DESCRIPTION                      MONTHLY RECURRING FEE
------------------------- ------------------------------------ ----------------------------------------------
      01-CRF-0152               Santa Clara, CA - colo              $1400.00 (2-23" Racks, 30 DC Amps)
------------------------- ------------------------------------ ----------------------------------------------
       00-CRF-645               Santa Clara, CA - colo          $700.00 (1-19" Rack, 20 AC Amps, 30 DC Amps
------------------------- ------------------------------------ ----------------------------------------------
       TWC671876               Palo Alto, CA - GigE DIA              $11,400.00 (325Mbps min commit)*
------------------------- ------------------------------------ ----------------------------------------------
       TWC1114543                Miami, FL - GigE DIA                $11,400.00 (325Mbps min commit)*
------------------------- ------------------------------------ ----------------------------------------------
       TWC1116898               Atlanta, GA - GigE DIA               $11,400.00 (325Mbps min commit)*
------------------------- ------------------------------------ ----------------------------------------------
       TWC1136562                Miami, FL - GigE DIA                $11,400.00 (325Mbps min commit)*
------------------------- ------------------------------------ ----------------------------------------------
       TWC1136563               Atlanta, GA - GigE DIA               $11,400.00 (325Mbps min commit)*
------------------------- ------------------------------------ ----------------------------------------------
       TWC942096              Santa Clara, CA - GigE DIA             $11,400.00 (325Mbps min commit)*
------------------------- ------------------------------------ ----------------------------------------------
       TWC633995                 Orlando,FL - DS3 DIA                  $1,600.00 (45Mbps full rate)
------------------------- ------------------------------------ ----------------------------------------------

* all usage above minimum commit level (95th percentile peak) billed at $35/Mbps





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